                        RECIPROCAL SERVICES AGREEMENT

     THIS RECIPROCAL SERVICES AGREEMENT ("Agreement") is made and entered into this 30th day of June, 1994, between ACS Investors, Inc., a Delaware corporation (the name of which will be changed to Affiliated Computer Services, Inc. on July 5, 1994) ("ACS"), and Precept Business Products, Inc., a Texas corporation ("Precept"), as follows:

1.   SERVICES PROVIDED BY PRECEPT TO ACS

     During the term of this Agreement Precept shall be ACS' exclusive provider of the services described in the following schedules attached hereto:

     Schedule A - Forms, Products and Printing Services

     Schedule B - Courier and Transportation Services

     Schedule C - Administrative Consulting Services

     Schedule D - Benefits Administration

2.   SERVICES PROVIDED BY ACS TO PRECEPT

     During the term of this Agreement ACS shall be Precept's exclusive provider of the services described in the following schedules attached hereto:

     Schedule E - Human Resources Services

     Schedule F - Sublease (2828 N. Haskell)

3.   TERM OF AGREEMENT

     The term of this Agreement shall begin effective June 30, 1994, and shall continue until the first anniversary thereof. The terms shall automatically renew for successive annual periods on each anniversary date unless either party notifies the other party, at least six (6) months prior to any such anniversary date, that it will not renew the Agreement term at the end of the then-current annual term.

4.   PRICING

     Prices charged for services shall be as set forth in each Schedule. All prices shall be subject to review annually by a committee of the Board of Directors of ACS prior to each

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

     annual term renewal. Prices charged by Precept to ACS shall be no less favorable than ACS could obtain from an independent third party for comparable services. Pricing for ACS services provided to Precept shall be at no less than ACS' direct costs attributable to such services. Monthly invoices shall be provided for services rendered the prior month, unless otherwise agreed by the parties, and are payable within thirty (30) days of date of invoice. Amounts not timely paid shall be subject to late charges of 1.5% per month applied subject to applicable law.

     In addition to the services described in Sections 1 and 2 hereof, Precept or ACS may provide other miscellaneous services to the other party upon request and, in such event, the prices charged for such services shall be as agreed upon by ACS and Precept and may include reimbursement of direct costs attributable to the services provided; however, in no event shall the pricing for such requested services exceed pricing that could be obtained on an arms'-length basis from a third party.

5. LIABILITY LIMITATIONS

     If either party shall breach its obligations under this Agreement, such party's liability to the other party shall not exceed the charges for the related services for the month in which the breach occurred. Neither party shall be liable to the other for special or consequential damages nor shall either party have any liability as a result of any delay or breach caused by acts or events beyond the reasonable control of such party.

6. TERMINATION

     Either party may terminate its obligation to obtain specific services under this Agreement from the other party in the event such other party is in material breach of this Agreement with respect to such specific services and fails to cure such breach within thirty (30) days of receipt of notice specifying the basis for the breach.

7. REFERRAL OF PROSPECTS

     Both parties shall use their best reasonable efforts to refer prospects to the other party for services offered by the other party.

8. CONFIDENTIALITY

     Each party agrees to maintain the confidentiality of all proprietary non-public information



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

     related to the other party which may be provided to each party in connection with services rendered under this Agreement.

     ENTERED INTO AS OF THE DATE FIRST WRITTEN ABOVE.



ACS INVESTORS, INC.

BY: /s/ JEFFREY A. RICH
    --------------------
TITLE: EVP
       -----------------


PRECEPT BUSINESS PRODUCTS, INC.

BY: /s/ DAVID L. NEELY
    --------------------
TITLE: CEO
       -----------------




















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



                                SCHEDULE A

                   FORMS, PRODUCTS AND PRINTING SERVICES

SERVICES:

-  Provide and manage all forms and printing requirements
-  Management of vendors and ordering/supply process
-  Provide all office and data processing supplies
-  Provide all advertising specialty products

CHARGES:

Prices will be at or below standard prices offered to all Precept customers, giving consideration to factors such as order quantity, availability and product specifications.



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


                                   SCHEDULE B

                       COURIER AND TRANSPORTATION SERVICES

SERVICES:

-  On-call courier services in locations serviced by Wingtip Couriers, Inc.
-  Executive transportation in Dallas, Texas area
-  Limousine service by Lone Star Limousine

CHARGES:

-  Standard Wingtip charges for courier services less a 10% discount
-  Standard rates for limousine services less a 10% discount
-  Cost plus 10% profit margin for executive transportation services






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


                                  SCHEDULE C

                      ADMINISTRATIVE CONSULTING SERVICES
        (BUILDING MANAGEMENT, HUMAN RESOURCES, INSURANCE, REAL ESTATE)


SERVICES:

- Consulting services as requested by ACS related to (i) ACS' human resources functions; (ii) ACS' risk management and insurance functions; and (iii) ACS' real estate leasing requirements.

- Management of certain ACS facilities services at 2828 N. Haskell Avenue, Dallas, Texas, including management of internal facilities services and management of third party facilities vendors (services covered are building maintenance, telephone, mail service, security and construction).

CHARGES:

- $10,000 per month, plus Precept's direct costs attributable to such facilities services as of the date of this Agreement, subject to an annual cost-of-living adjustment based on any increase in the consumer price index.


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

                                   SCHEDULE D

                             BENEFITS ADMINISTRATION



SERVICES

- Third party benefits administration services for ACS' Medical, Dental and Workers' Compensation Benefit Plans, including periodic coverage review, recommendation of changes, processing and payment of claims, and administration of ACS' self insurance fund

CHARGES:

- $9.25 per employee / per month for TPA services
  $1.25 per employee / per month for Non-Subscriber self insurance administration




















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

                                   SCHEDULE E

                             HUMAN RESOURCES SERVICES

SERVICES:

- Assistance on state and Federal regulatory compliance
- Unemployment claims and compensation
- Safety Compliance
- Employee relations
- Compensation, wage and salary administration
- Payroll processing

CHARGES:

- $83.00 per employee / per month for local HR services
  $25.00 per employee / per month for remote HR services
  $12.00 per employee / per month for Wingtip drivers (excludes payroll processing)




















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


                               SCHEDULE F

                                SUBLEASE

SUBLEASE:

Precept -- 11,000 square feet on 9th floor of 2828 N. Haskell facility

Wolf Benefits -- 2,400 square feet in 3960 N. Central Expressway facility

Wingtip Couriers -- 24,836 square feet in 2700 N. Haskell facility -- Notwithstanding any term of this Reciprocal Services Agreement to the contrary, Precept and Wingtip agree to sublease this space for the remainder of the primary lease term (December 31, 1998)

RENT:

- Allocated on the same basis as all other entities occupying space in such facilities; as to the space at 2700 N. Haskell, pass through to Precept of all rent and tenant obligations




















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